UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	August 19, 2005
(August 15, 2005)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

333-32170	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

1-6986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
[]    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01  Entry into a Material Definitive Agreement.

On August 15, 2005, PNM Resources, Inc. ("PNMR") completed arrangements to expand the size and extend the maturity of its previous unsecured revolving credit facility and executed an amended and restated credit agreement ("Amended PNMR Credit Agreement").  Other parties to the PNMR Credit Agreement include 19 lenders led by Bank of America, N.A. ("Bank of America"), as Administrative Agent, and Wachovia Bank, National Association ("Wachovia"), as Syndication Agent.  The Amended PNMR Credit Agreement is described in Item 2.03 of this report, which is incorporated by reference into this Item 1.01. The credit facility prior to the amendment was described in a PNMR Current Report on Form 8-K dated November 18, 2004.

In addition, on August 17, 2005, PNM Resources' New Mexico electric and gas utility, Public Service Company of New Mexico ("PNM"), entered into a new $400 million unsecured credit agreement (the "PNM Credit Agreement") to replace its existing $300 million facility.  Other parties to the PNM Credit Agreement include 18 of the above lenders led by Wachovia, as Administrative Agent, and Union Bank of California, N.A., as Syndication Agent.  The new PNM Credit Agreement is described in Item 2.03 of this report, which is incorporated by reference into this item 1.01.

The agents and lender parties perform normal banking and investment banking and advisory services for PNMR and PNM from time to time for which they have received customary fees and expenses.

On August 17, 2005, PNMR issued a press release announcing the Amended PNMR Credit Agreement and the PNM Credit Agreement.  The press release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

Copies of the Amended PNMR Credit Agreement and the PNM Credit Agreement are filed herewith as Exhibits 10.1 and 10.2, respectively.

Item 1.02  Termination of a Material Definitive Agreement.

 In connection with entering into the new credit facility and executing the PNM Credit Agreement, PNM simultaneously terminated the previously existing $300 million facility, which would otherwise have terminated on November 21, 2006.  Many of the same lenders were parties to the prior agreement, and Bank of America and Wachovia were the Administrative Agent and Syndication Agent, respectively.  The terms and conditions of the new PNM Credit Agreement are generally similar to, or improvements over, the terms and conditions in the terminated agreement.  At the time the previous credit facility was terminated, there was no balance on the facility and there were no fees or penalties related to the termination.  The PNM Credit Agreement is described under Items 1.01 and 2.03 in this Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

 PNMR

The Amended PNMR Credit Agreement expands the size, and extends the maturity of its previous revolving credit facility, from $400 million to $600 million.  Under the Amended

PNMR Credit Agreement, the borrowing availability of First Choice Power, L.P., an indirect, wholly-owned subsidiary of PNMR, which is guaranteed by PNMR, will be increased by $200 million to $300 million to support that company's future business activities.  The Amended PNMR Credit Agreement allows PNMR to borrow, repay and reborrow, from time to time, up to $600 million prior to August 15, 2010.  The Amended PNMR Credit Agreement also includes two one-year extension options that are subject to approval by a majority of the lenders.

PNM

The PNM Credit Agreement allows PNM to borrow, repay and reborrow, from time to time, up to $400 million and is for a one-year term.   Upon receiving approval by the New Mexico Public Regulation Commission (the "NMPRC"), the term will be extended through August 17, 2010.   The PNM Credit Agreement also includes the two one-year extension options, subject to regulatory approval and approval by a majority of the lenders.

BOTH AGREEMENTS

The PNMR and PNM credit facilities will be used for power plant improvements, expansion of generation resources, working capital, backstop for commercial paper, and other general corporate purposes.

Borrowings must be repaid under the Amended PNMR Credit Agreement by August 17, 2010 and the PNM Credit Agreement by August 17, 2006 unless extended as described below, or unless the other extension options are exercised.  PNMR and PNM must pay interest and fees from time to time based on the then-current senior unsecured debt credit ratings.

Borrowings under the PNMR and PNM credit facilities are conditioned on the ability of PNMR and PNM, respectively, to make certain representations.

Each of the PNMR and PNM credit facilities includes customary covenants, including requirements to maintain a maximum consolidated debt-to-consolidated capitalization ratio.

Each of the PNMR and PNM credit facilities includes customary events of default.  Each has a cross default provision and a change of control provision. If an event of default occurs, the administrative agent may, or upon the request and direction of lenders holding a specified percentage of the commitments shall, terminate the obligations of the lenders to make loans under the affected credit facility, and the obligations of the issuing banks to issue letters of credit, and/or declare the obligations outstanding under the affected facility to be due and payable. Such termination and acceleration will occur automatically in the event of an insolvency or bankruptcy default.

The PNMR transaction did not require state regulatory approval.  PNM will ask the NMPRC to approve the extension of the PNM Credit Agreement beyond the initial one-year term.

 Item 9.01  Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number                    Exhibit

10.1	Amended and Restated Credit Agreement, dated as of August 15, 2005, among PNM Resources, Inc., the lenders party thereto, Bank of America, N.A., as administrative agent and Wachovia Bank, National Association, as syndication agent.

10.2	Amended and Restated Guaranty Agreement, dated as of August 15, 2005, executed by PNM Resources, Inc., as Guarantor.
10.3	Credit Agreement, dated as of August 17, 2005, among Public Service Company of New Mexico, the lenders party thereto, Wachovia Bank, National Association, as administrative agent and Union Bank of California, N.A., as syndication agent.

99.1	Press Release dated August 17, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
PUBLIC SERVICE COMPANY OF NEW MEXICO
(Registrants)

Date: August 19, 2005	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)

 5